Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com

Monolithic Power Systems Announces Full Q108 Results

Net Income up $6.3 Million and Non-GAAP EPS up 181% from Q107

SAN JOSE, Calif. May 12, 2008—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its full quarter results for the first quarter of 2008, ended March 31, 2008. In addition to the previously announced revenue and operating metrics, the company today announced net income of $5.9 million in the first quarter of 2008 compared to a net loss of $0.3 million in the first quarter of 2007 as well as GAAP EPS of $0.17, and Non-GAAP(1) EPS of $0.21.

(1) Non-GAAP EPS differs from EPS determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP EPS excludes the effect of stock-based compensation expense. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

The full quarter’s results are as follows:

Selected Consolidated Balance Sheet Items

(Unaudited, in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$64,300	$83,114
Short-term investments	4,772	27,765
Accounts receivable, net of allowances of $227 and $227 in 2008 and 2007	11,314	8,239
Inventories	16,390	17,487
Deferred income tax asset—current	74	72
Prepaid expenses and other current assets	4,395	4,733
Restricted cash	7,350	7,350

Total current assets	108,595	148,760

Property and equipment, net	14,880	14,175
Long-term investments	39,140	—
Deferred income tax asset—long term	776	776
Other assets	507	539
Restricted assets	8,598	8,340

Total assets	$172,496	$172,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,667	$6,154
Accrued compensation and related benefits	5,465	8,299
Accrued liabilities	14,620	14,959

Total current liabilities	27,752	29,412

Deferred rent	173	237
Non-current income tax liability	5,317	5,318
Other long term liabilities	2	86

Total liabilities	33,244	35,053

Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, $0.001 par value, $33 and $33 in 2008 and 2007, respectively; shares authorized: 150,000,000; shares issued and outstanding: 33,163,290 and 33,454,595 in 2008 and 2007, respectively	139,365	143,890
Deferred stock compensation	—	(3)
Accumulated deficit	(880)	(6,815)
Accumulated other comprehensive income	767	465

Total stockholders’ equity	139,252	137,537

Total liabilities and stockholders’ equity	$172,496	$172,590

Consolidated Statement of Operations Items

(Unaudited, in thousands)

	Three months ended
	March 31, 2008	March 31, 2007 (as restated)
Revenue	$35,409	$24,496
Cost of revenue*	13,044	8,963

Gross profit	22,365	15,533

Operating expenses:
Research and development*	7,572	5,932
Selling, general and administrative*	8,728	6,197
Provision for litigation expense	736	2,847

Total operating expenses	17,036	14,976

Income from operations	5,329	557
Other income (expense):
Interest and other income	1,434	1,007
Interest and other expense	(6)	(7)

Total other income, net	1,428	1,000

Income before income taxes	6,757	1,557
Income tax provision	822	1,886

Net income (loss)	$5,935	$(329)

Basic net income (loss) per share	$0.18	$(0.01)

Diluted net income (loss) per share	$0.17	$(0.01)

Weighted average common shares outstanding	33,340	30,482
Stock options	2,551	—

Diluted weighted-average common equivalent shares outstanding	35,891	30,482

* Stock-based compensation has been included in the following line items:
Cost of revenue	$45	$111
Research and development	1,207	1,101
Selling, general and administrative	1,535	1,108

Total	$2,787	$2,320

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (in thousands, except per share amounts)

Net income (loss)	$5,935	$(329)

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$2,787	$2,320
Tax effect	(1,087)	568

Non-GAAP net income	$7,635	$2,559

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.23	$0.08
Diluted	$0.21	$0.08
Shares used in the calculation of non-GAAP earnings per share:
Basic	33,340	30,482
Diluted	35,891	33,759

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (in thousands, except per share amounts)

Total operating expenses	$17,036	$14,976

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(2,742)	$(2,209)

Non-GAAP total operating expenses	$14,294	$12,767

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com